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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Juniper Networks, Inc. Amended and Restated 1996 Stock Plan and the Layer 5 1999 Stock Incentive Plan of our reports dated January 17, 2000, with respect to the consolidated financial statements of Juniper Networks, Inc. included in its Registration Statement (Form S-1 333-96171) filed with the Securities and Exchange Commission.






Ernst & Young

Palo Alto, California
March 7, 2000